EXHIBIT 99.2

            THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                               13 Weeks Ended:
                                         ----------------------------
                                         January 29,     January 31,
                                            2005            2004
                                         -----------    -------------
                                                        (As restated)

Net sales                                $   462,108    $     234,569
Cost of sales                                281,659          131,663
                                         -----------    --------------
Gross profit                                 180,449          102,906
Selling, general and
 administrative expenses                     128,982           65,922
Asset impairment charges                         164              448
Depreciation and amortization                 13,383           12,753
                                         -----------    --------------
Operating income                              37,920           23,783
Interest expense (income), net                   176             (127)
                                         -----------    --------------
Income before income taxes and
     extraordinary gain                       37,744           23,910
Provision for income taxes                    14,042            8,787
                                         -----------    --------------

Income before extraordinary gain              23,702           15,123
Extraordinary gain (net of taxes)                273               --
                                         -----------    --------------
Net income                               $    23,975    $      15,123
                                         ===========    ==============
Basic income per share                   $      0.89    $        0.57
Basic weighted average number
  of shares outstanding                       27,076           26,726
Diluted income per share before
  extraordinary gain                     $      0.84    $        0.55
Diluted income per share                 $      0.85    $        0.55
Diluted weighted average number
  of shares outstanding                       28,106           27,510


       THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (In thousands, except per share amounts)
                             (Unaudited)

                                               52 Weeks Ended:
                                         ----------------------------
                                         January 29,     January 31,
                                            2005           2004
                                         -----------    -------------
                                                        (As restated)

Net sales                                $ 1,157,548    $     797,938
Cost of sales                                705,681          476,961
                                         -----------    --------------
Gross profit                                 451,867          320,977
Selling, general and
 administrative expenses                     329,916          235,415
Asset impairment charges                         164              448
Depreciation and amortization                 51,835           48,700
                                         -----------    --------------
Operating income                              69,952           36,414
Interest expense (income), net                    22             (255)
                                         -----------    --------------
Income before income taxes and
     extraordinary gain                       69,930           36,669
Provision for income taxes                    26,923           13,764
                                         -----------    --------------

Income before extraordinary gain              43,007           22,905
Extraordinary gain (net of taxes)                273               --
                                         -----------    --------------
Net income                               $    43,280    $      22,905
                                         ===========    ==============

Basic income per share                   $      1.61    $        0.86
Basic weighted average number
  of shares outstanding                       26,919           26,646
Diluted income per share before
  extraordinary gain                     $      1.56    $        0.85
Diluted income per share                 $      1.57    $        0.85
Diluted weighted average number
  of shares outstanding                       27,633           27,099


           THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                 (Unaudited)

                                 January 29, 2005    January 31, 2004
                                ------------------  ------------------
                                                       (As restated)
Current assets:
  Cash and cash equivalents     $         165,196   $          74,772
  Accounts receivable                      23,987               8,462
  Inventories                             161,969              96,128
  Other current assets                     41,007              20,070
                                ------------------  ------------------
Total current assets                      392,159             199,432

Property and equipment, net               222,722             211,454
Other assets, net                          12,507              15,317
                                ------------------  ------------------
Total assets                    $         627,388   $         426,203
                                ==================  ==================
Current liabilities:
  Revolving credit facility     $          37,268   $               0
  Accounts payable                         78,106              35,173
  Accrued expenses and
    other current liabilities              99,575              49,984
                                ------------------  ------------------
Total current liabilities                 214,949              85,157
Deferred rent liabilities                  91,111              81,644
Other liabilities                           9,665               3,317
                                ------------------  ------------------
Total liabilities                         315,725             170,118

Total Stockholders' equity                311,663             256,085
                                ------------------  ------------------
Total liabilities and
  stockholders' equity          $         627,388   $         426,203
                                ==================  ==================